Exhibit 99.1

Entravision Announces New Credit Facility

Santa Monica, CA – March 20, 2023 - Entravision (NYSE: EVC), a leading global advertising solutions, media and technology company, today announced that on March 17, 2023 the Company entered into a new $275 million credit facility, consisting of a $200 million term loan A and a $75 million revolving credit facility. Led by Bank of America, Wells Fargo, and J.P. Morgan Chase, the new credit facility replaces the Company’s existing credit facility entered into on November 30, 2017.

“The closing of this facility in this volatile financial market is a testament to the continued financial strength of our Company,” said Chris Young, Interim Chief Executive Officer and Chief Financial Officer of Entravision. “Our new facility extends the maturity of Entravision’s outstanding debt, while at the same time increases the flexibility of our strong balance sheet. We remain well-capitalized as we continue to execute on our long-term strategic plan and show leadership in the global digital media industry.”

Entravision anticipates it will use the proceeds from the new credit facility to fund its working capital needs, acquisitions and other general corporate purposes. Additional details on the new credit facility are outlined in the company’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.

About Entravision

Entravision is a leading global advertising solutions, media and technology company connecting brands to consumers by representing top platforms and publishers. Our dynamic portfolio includes digital, television and audio offerings. Digital, our largest revenue segment, comprises four business units: our digital sales representation business; Smadex, our programmatic ad purchasing platform; our branding and mobile performance solutions business; and our digital audio business. Through our digital sales representation business, we connect global media companies such as Meta, Twitter, TikTok and Spotify with advertisers in primarily emerging growth markets worldwide. Smadex is our mobile-first demand side platform, enabling advertisers to execute performance campaigns using machine learning. We also offer a branding and mobile performance solutions business, which provides managed services to advertisers looking to connect with global consumers, primarily on mobile devices, and our digital audio business provides digital audio advertising solutions for advertisers in the Americas. In addition to digital, Entravision has 49 television stations and is the largest affiliate group of the Univision and UniMás television networks. Entravision also manages 45 primarily Spanish-language radio stations that feature nationally recognized, Emmy award-winning talent. Shares of Entravision Class A Common Stock trade on the NYSE under ticker: EVC. Learn more about our offerings at entravision.com or connect with us on LinkedIn.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the company disclaims any duty to update any forward-looking statements made by the company. From time to time, these risks, uncertainties and other factors are discussed in the company’s filings with the Securities and Exchange Commission.

For more information please contact:

Entravision

Investors:

Christopher T. Young

Interim Chief Executive Officer / Chief Financial Officer

310-447-3870

Kimberly Esterkin

Addo Investor Relations

evc@addo.com

310-829-5400